SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2010

(Date of earliest event reported)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code: (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01. Regulation FD

Item  2.06. Material Impairments

Item 9.01. Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

EXHIBIT 99.2

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C., 20549

ITEM 7.01.    REGULATION FD

On December 13, 2010, the Company issued a press release containing the Board of Director’s guidance regarding the Company’s 2011 dividends. A copy of the press release is attached as Exhibit 99.1.

On December 13, 2010, Dan Fulton, President and Chief Executive Officer and Patty Bedient, Executive Vice President and Chief Financial Officer of Weyerhaeuser Company participated in a conference call to discuss the Board’s guidance. A copy of the presentation slides are furnished as Exhibit 99.2 to this report. These exhibits are available on the Company’s website. A recording of the call has been archived and the replay also is available on the Company’s website.

ITEM 2.06.    MATERIAL IMPAIRMENTS

On December 9, 2010, the company’s Board of Directors approved a series of actions as a result of a review of Wood Products system capacity. Those actions include a determination that it is unlikely to reopen certain facilities including the Deerwood, MN Timberstrand mill, the Pine Hill, AL sawmill, and the Wawa, Ontario oriented strand board mill. Management is evaluating other options for those facilities, including sale. The company is in the process of completing its accounting analysis and anticipates that total impairments and other asset-related charges that result from the Wood Products decisions will be approximately $95 million before taxes. The company expects that none of the charges will result in future cash expenditures.

The company is completing its quarterly evaluation of real estate and related assets and anticipates recording an impairment charge of approximately $15 million before taxes. The company expects that none of the charges will result in future cash expenditures.

ITEM 9.01. FINANCIAL	STATEMENTS AND EXHIBITS

(d)	The following items are filed as exhibits to this report:

Exhibit 99.1 – Press release issued December 13, 2010

Exhibit 99.2 – Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By:	/S/ JERALD W. RICHARDS
Its: Chief Accounting Officer

Date: December 13, 2010